UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 25, 2008

Date of report (Date of earliest event reported)

Valmont Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Director Compensation. As approved by the Valmont Board of Directors at its meeting on February 25, 2008, each non-employee director will receive: (1) an annual retainer of $65,000, (2) $2,500 for each board meeting attended ($1,000 if the participation is via teleconference), (3) $2,000 for each committee meeting attended and (4) an annual restricted stock grant with a value of $120,000 (based on the closing market price of Valmont’s common stock on the date of the annual shareholders meeting) but not exceeding 2,000 shares. The lead director will receive an additional $35,000 per year and each committee chairman will receive an additional $10,000 per year. Directors have the ability to receive cash fees in the form of deferred compensation which accrues interest indexed to U.S. Government Bonds compounded monthly. The restricted stock grants will be made annually on the date of and following completion of the Valmont’s annual shareholders meeting. The restricted stock grant is forfeited if a director’s services terminate for any reason other than death, retirement from the board at mandatory retirement age, or resignation or failure to stand for re-election, in any case without the prior approval of the board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.

Date: February 27, 2008

By: /s/ Terry J. McClain
Name: Terry J. McClain
Title: Senior Vice President and
Chief Financial Officer